Exhibit (10)(ck)

THIRD (QUALIFICATION) AMENDMENT TO THE
MET-PRO CORPORATION SALARIED
EMPLOYEE STOCK OWNERSHIP PLAN

This Third (Qualification) Amendment to the Met-Pro Corporation Salaried Employee Stock Ownership Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company established the Plan for its eligible employees effective as of December 16, 1975, and amended and restated as of February 1, 2007;

WHEREAS, the Company reserved the right in Section 16.01 of the Plan to amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan as requested by the Internal Revenue Service in connection with the application for a favorable determination letter.

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1.            Section 2.12 of the Plan is amended to read as follows:

“Company Stock” means common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily traded on an established market.

2.            Section 5.02 of the Plan is amended to add the following language to the end thereof:

In the case of a transaction between the Plan and a disqualified person, the value of the Trust Fund shall be computed as of the date of the transaction.

3.            Section 7.06 of the Plan is amended to add the following language to the end thereof:

Notwithstanding anything in this Section to the contrary, the Plan shall not be obligated to acquire Company Stock from a Participant at an indefinite time determined upon the happening of an event.

4.            Section 12.01 is amended to add the following to the end thereof:

Payments made with respect to an Acquisition Loan by the Plan during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years and that such contributions and earnings must be accounted for separately in the books of account of the Plan until the Acquisition Loan is repaid.

5.            Effective for Plan Years beginning after December 31, 2001, Section 8.02(d) is amended to replace “separation of service” with “severance from employment” where such phrase appears in the Section.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect.  In order to maintain the terms of the Plan in a single document, this Third (Qualification) Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this Third (Qualification) Amendment to be executed by its duly authorized officer this   7th   day of  October       , 2011.

ATTEST:		Met-Pro Corporation

By	/s/ Amy Covely	By	/s/ Gary Morgan

Title:	HR Manager	Title:	VP Finance